CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 45 to the Registration Statement on Form N-6 (No. 033-20000) (the “Registration Statement”) of our report dated April 7, 2022 relating to the financial statements of The Prudential Insurance Company of America and consent to the incorporation by reference in the Registration Statement of our report dated April 14, 2022 relating to the financial statements of each of the subaccounts of The Prudential Variable Appreciable Account indicated in our report.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 14, 2022